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                                                                     EXHIBIT 5.1

                               February 14, 2000

SuperGen, Inc.
Two Annabel Lane, Suite 220
San Ramon, California 94583

    RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-3 to be filed by SuperGen, Inc. (the "Company") with the Securities and Exchange Commission on the date hereof (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of a total of 3,105,000 shares of your Common Stock, $0.001 par value per share (the "Shares"), including 405,000 shares subject to an over-allotment option. The Shares are being sold by the Company and certain selling stockholders identified as such in the Registration Statement (the "Selling Stockholders").

    As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

    Based upon the foregoing, we are of the opinion that the Shares to be registered for sale by the Company and the Selling Stockholders have been duly authorized by the Company, and the Shares to be registered for sale by the Selling Stockholders are, and the Shares to be registered for sale by the Company, when issued, delivered and paid for in accordance with the terms of the underwriting agreement referred to in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be, validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus forming a part thereof, and any amendments thereto.

                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation

                                          /s/ WILSON SONSINI GOODRICH & ROSATI
                                          P.C.